Exhibit 5.2

Address: 845 Texas Avenue, Suite 200, Houston, Texas 77002 | Tel: 346.348.0239 | Website: www.kessepllc.com

November 21, 2025

The Glimpse Group, Inc.

15 West 38th Street, 12th Floor

New York, NY 10018

Ladies and Gentlemen:

We have acted as counsel to The Glimpse Group, Inc., a Nevada corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company, from time to time pursuant to Rule 415 under the Securities Act, of: (i) common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”) (iii) debt securities (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) rights (“Rights”) and (v) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants or Rights (the “Units”), having an aggregate initial public offering price not to exceed $100,000,000, in each case on terms to be determined at the time of offering by the Company. The foregoing securities will be offered in amounts, at prices and on terms to be set forth in supplements to the prospectus (the “Base Prospectus”) contained in the Registration Statement.

The Registration Statement also contains an at-the-market sales agreement prospectus supplement (the “At-the-Market Sales Agreement Prospectus Supplement,” and together with the Base Prospectus, the “At-the-Market Sales Agreement Prospectus”) relating to the offer and sale from time to time by the Company, through WestPark Capital, Inc., as sales agent (the “Sales Agent”), of an aggregate of up to $3,502,910 of Common Stock (the “Shares”), pursuant to that certain At-the-Market Sales Agreement, dated as of July 11, 2025, and amended as of November 21, 2025, by and between the Sales Agent and the Company (the “At-the-Market Sales Agreement”).

This opinion relates solely to the Shares to be offered and sold pursuant to the Registration Statement, the At-the-Market Sales Agreement Prospectus and the At-the-Market Sales Agreement.

A separate opinion has been rendered in connection with certain matters relating to the Registration Statement, which is being filed as Exhibit 5.1 thereto.

As such counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the At-the-Market Sales Agreement Prospectus; and

(iii)	the At-the-Market Sales Agreement.

We have also reviewed such other documents, corporate records and other instruments, and such questions of law, as we have deemed necessary or appropriate for the purpose of this opinion.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the At-the-Market Sales Agreement Prospectus and the At-the-Market Sales Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Nevada, and we do not express any opinion herein concerning any law other than the laws of the State of Nevada.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also hereby consent to the use of our name under the caption “Legal Matters” in the At-the-Market Sales Agreement Prospectus.

In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished pursuant to Item 601 of Regulation S-K and cannot be relied on for any other purpose.

Very truly yours,

/s/ Kesse PLLC